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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A         Balance Sheet at March 31, 1997          Filed
             (Unaudited, subject to adjustment)       herewith

   B1        Statement of Income and Accumulated Deficit   Filed
             For the Quarter ended March 31, 1997     herewith
             (Unaudited, Subject to Adjustment)

   C1        Statement of Cash Flows                  Filed
             For the Quarter Ended March 31, 1997     herewith
             (Unaudited, Subject to Adjustment)


   B2        Statement of Income and Accumulated Deficit   Filed
             For the Twelve Months ended March 31, 1997    herewith
             (Unaudited, Subject to Adjustment)

   C2        Statement of Cash Flows                  Filed
             For the Twelve Months March 31, 1997     herewith
             (Unaudited, Subject to Adjustment)